EXHIBIT 99

BlackStar will Receive a Patent on its Corporate Governance Blockchain Platform: An Encrypted Infrastructure Designed to Enable a Financial Audit on a Blockchain.

BOULDER, CO / March 22, 2024 / BlackStar Enterprise Group, Inc. (“BlackStar”) (OTC Pink: BEGI) BlackStar received a ‘Notice of Allowance’ from the United States Patent and Trademark Office (USPTO), for a patent application titled “System and Method for Preparing for a SEC Financial Statement Audit by Recording Corporate Governance Information on an Immutable Blockchain.” The technology claimed in the patent, which generally relates to recording corporate governance information on a blockchain, helps with the organization of public and private companies preparing for a financial audit, assists with compliance with rules and regulations of various regulatory authorities (e.g. Securities and Exchange Commission) and is compatible with use through any U.S. brokerage firm. The audit platform, which is nearing completion of the development phase, may become a catalyst in the transparency of internal corporate governance and controls, contributing to the corporate accountability movement.

When asked for comment, BlackStar's CEO Joseph E Kurczodyna said, “We are elated to hear the company will be receiving this patent. Our first blockchain trading patent was issued in late 2023 and now our corporate governance blockchain-related patent is expected to officially be issued by the USPTO in May of 2024; these pieces of intellectual property will become an integral part of BlackStar's business model.”

“This year, we look forward to releasing the audit platform on a blockchain for subscription to exchange-listed Nasdaq and OTC public companies, with later integration of our revolutionized blockchain trading of digital securities,” states Mr. Kurczodyna.

When the audit platform was first conceptualized in 2018 by the Company’s CEO, he felt it could be a white-label process for all organizations with government contracts, individuals, new corporations, and elected government employers, all of whom solicit money from the public. BlackStar's Corporate Governance Blockchain could enable a risk-based regulation approach in the U.S. securities market in transition from the rule-based regime embedded in the Securities Act 1934. The elements of a risk-based approach entail the evaluation of how companies identify, measure, control, and monitor diverse types of risk. Regulators with immutable blockchain technology could focus resources on entities that pose a higher risk. Mr. Kurczodyna looks forward to the evolution of securities regulations and hopes that BlackStar’s Corporate Governance Blockchain plays a role in any changes.

Other Info:

BlackStar Enterprise Group, Inc. (OTC: BEGI)

WEBSITE: blackstareg.com

EMAIL: info@blackstareg.com

CONTACT

Bryan P Hemphill….559-359-1480

EMAIL: bryanh@blackstareg.com

http://www.blackstareg.com/investor-relations/

More information can be found in the Company's recent filings at the SEC website: https://www.sec.gov/cgi-bin/browse-edgar?company=BlackStar+Enterprise&match=&filenum=&State=&Country=&SIC=&myowner=exclude&action=getcompany.

SEC Disclaimer

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities in the United States or elsewhere. This press release may contain forward-looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” Actual results could differ materially from those projected in BlackStar’s (“the Company’s”) business plan. The creation of subsidiaries and expansion of services into new sectors should not be construed as an indication in any way whatsoever of the future value of the Company's common stock or its present or future financial condition. The Company’s filings may be accessed at the SEC’s Edgar system at www.sec.gov. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place reliance on such statements. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events, or circumstances after the date of such statement.